UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2016

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-05805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 31, 2016, JPMorgan Chase & Co. issued a press release announcing that it has commenced a cash tender offer (the “Offer”) for any and all of the trust preferred securities listed in the table below.

CUSIP Number	Issuer	Title of Security

161480AA6	Chase Capital II	Global Floating Rate Capital Securities, Series B

31945HAA3	First Chicago NBD Capital I	Floating Rate Preferred Securities

161478AA0	Chase Capital III	Floating Rate Capital Securities, Series C

16162LAA1	Chase Capital VI	Floating Rate Capital Securities, Series F

46626YAA0	J.P. Morgan Chase Capital XIII	Floating Rate Capital Securities, Series M

48123KAA4	JPMorgan Chase Capital XXI	Floating Rate Capital Securities, Series U

48123UAA2	JPMorgan Chase Capital XXIII	Floating Rate Capital Securities, Series W

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of offers to buy any securities. The Offer is being made only pursuant to the Offer to Purchase and the related Notice of Guaranteed Delivery. The Offer is not being made to holders of securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	JPMorgan Chase press release dated October 31, 2016 announcing the commencement of the Offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

By:	/s/ Neila B. Radin
	Name:	Neila B. Radin
	Title:	Managing Director

Dated: October 31, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	JPMorgan Chase press release dated October 31, 2016 announcing the commencement of the Offer.